Exhibit (h)(6)

Third Amended and Restated

Schedule A

to the

Sub-Administration Agreement

by and between

Marshall & Ilsley Trust Company, N.A.

and

UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below:

Names of Funds

Marshall Government Money Market Fund

Marshall Tax-Free Money Market Fund

Marshall Prime Money Market Fund

Marshall Short-Term Income Fund

Marshall Short-Intermediate Bond Fund

Marshall Intermediate Tax-Free Fund

Marshall Government Income Fund

Marshall Corporate Income Fund

Marshall Aggregate Bond Fund

Marshall Core Plus Bond Fund

Marshall Large-Cap Focus Fund

Marshall Large-Cap Value Fund

Marshall Large-Cap Growth Fund

Marshall Mid-Cap Value Fund

Marshall Mid-Cap Growth Fund

Marshall Small-Cap Growth Fund

Marshall International Stock Fund

Marshall Emerging Markets Equity Fund

Marshall Ultra Short Tax-Free Fund

In witness whereof, the undersigned have executed this Third Amended and Restated Schedule A to the Sub-Administration Agreement between Marshall & Ilsley Trust Company, N.A. and UMB Fund Services, Inc., effective as of the 4th day of August, 2010.

UMB FUND SERVICES, INC.		MARSHALL & ILSLEY TRUST COMPANY, N.A.

By:	/S/ CONSTANCE DYE SHANNON	By:	/S/ TIMOTHY M. BONIN
Title:	EVP	Title:	Vice President